EXHIBIT 99.2

CHARLES RIVER ASSOCIATES (CRA)

FOURTH QUARTER AND FISCAL YEAR 2013

EARNINGS ANNOUNCEMENT

PREPARED CFO REMARKS

CRA is providing these prepared remarks by CFO Wayne Mackie in combination with its press release. These remarks are offered to provide the investment community with additional information on CRA’s financial results prior to the start of the conference call. As previously announced, the conference call will begin at 9:00 am ET on Thursday, February 13, 2014.  These prepared remarks will not be read on the call.

Q4 2013 Summary (Quarter ended December 28, 2013)

•                  Non-GAAP Revenue: $74.3 million

•                  Non-GAAP Net Income: $3.7 million, or $0.37 per diluted share

•                  Non-GAAP Operating Margin: 7.3%

•                  Non-GAAP Effective Tax Rate: 27.9%

•                  Utilization: 80%

•                  Cash and Cash Equivalents: $51.3 million at December 28, 2013

•                  Non-GAAP Adjusted EBITDA: $11.9 million, or 16.0% of non-GAAP revenue

Revenue

CRA reported GAAP revenue of $75.7 million for Q4 of fiscal 2013, compared with GAAP revenue of $67.5 million for Q4 of fiscal 2012.  GAAP revenue for Q4 of fiscal 2013 included $1.3 million from the NeuCo subsidiary.  GAAP revenue for Q4 of fiscal 2012 included $1.5 million from NeuCo. Excluding NeuCo revenue from all periods, non-GAAP revenue increased to $74.3 million for Q4 of fiscal 2013, compared with $66.0 million for Q4 of fiscal 2012.

During Q4 of fiscal 2013, contributions from both Litigation/Regulatory and Management Consulting resulted in 12.6% year-over-year revenue growth, on a non-GAAP basis.

Revenue on a GAAP basis for fiscal 2013, the fifty-two weeks ended December 28, 2013, increased to $278.4 million, from $270.4 million for the fifty-two weeks ended December 29, 2012. After adjusting for NeuCo’s impact, non-GAAP revenue for fiscal 2013 increased to $273.4 million, from $264.9 million for fiscal 2012.

Utilization

Utilization on a firm-wide basis in the fourth quarter of fiscal 2013 was 80%. This compares with 68% in Q4 of fiscal 2012 and 78% in Q3 of fiscal 2013.  For fiscal year 2013, utilization was 73% compared with 68% in fiscal 2012.

Gross Margin

GAAP gross margin in Q4 of fiscal 2013 was 31.8% compared with 34.4% in Q4 of fiscal 2012.

Non-GAAP gross margin, excluding NeuCo, for Q4 of fiscal 2013 was 31.0%, down from 34.0% for Q4 of fiscal 2012. Although the percentage of cash compensation to our consultants did not vary, our increased use of forgivable loans to attract consultants accounted for approximately 2.9 percentage points of the decline offset by a reduction in stock compensation of 0.4 percentage points. In addition, our reimbursable expenses as a percentage of revenue increased approximately 1.2 percentage points.

For full year fiscal 2013, GAAP gross margin was 32.0%, compared with 32.5% for full year fiscal 2012. Non-GAAP gross margin for full year fiscal 2013 was 31.3%, compared with 33.1% for full year fiscal 2012.

SG&A Expenses

For Q4 of fiscal 2013, GAAP SG&A expenses were $17.0 million, or 22.4% of revenue, compared with GAAP SG&A expenses of $15.2 million, or 22.5% of revenue, in Q4 of fiscal 2012.

Non-GAAP SG&A expenses were $16.0 million, or 21.6% of revenue, in Q4 of fiscal 2013, compared with $14.4 million, or 21.9% of revenue, in Q4 of fiscal 2012.

Commissions to non-employee experts are included in non-GAAP SG&A. Those commissions represented 2.9% of non-GAAP revenue in Q4 of fiscal 2013 compared with 2.6% of non-GAAP revenue in Q4 of fiscal 2012. Excluding these commissions, non-GAAP SG&A expenses were 18.6% and 19.3% of revenue in Q4 of fiscal 2013 and in Q4 of fiscal 2012, respectively.

GAAP SG&A expenses for the full year fiscal 2013 were $64.2 million, or 23.1% of revenue, compared with $67.2 million, or 24.9% of revenue, for the full year fiscal 2012. On a non-GAAP basis, full year fiscal 2013 SG&A expenses were $60.6 million, or 22.2% of revenue, compared with $62.2 million, or 23.5% of revenue, for full year fiscal 2012.

For fiscal 2013, non-GAAP SG&A expenses, after adjusting for commissions to non-employee experts, decreased to 19.0%, compared with 21.1% in fiscal 2012.

Depreciation & Amortization

On a non-GAAP basis, depreciation and amortization expense was $1.6 million for Q4 of fiscal 2013, compared with $1.4 million for Q4 of fiscal 2012. Full year fiscal 2013 depreciation and amortization on a non-GAAP basis was $6.4 million, compared with $5.8 million for full year fiscal 2012.

Share-Based Compensation Expense

Share-based compensation expense on both a GAAP and non-GAAP basis was approximately $0.9 million for Q4 of fiscal 2013, compared with $1.2 million for Q4 of fiscal 2012.  For fiscal 2013, share-based compensation expense was approximately $3.0 million, compared with $4.9 million for fiscal 2012.

Operating Income

On a GAAP basis, operating income was $5.5 million, or 7.2% of revenue, in Q4 of fiscal 2013, compared with an operating loss of $65.0 million, or 96.2% of revenue, in Q4 of fiscal 2012. Non-GAAP operating income was $5.4 million, or 7.3% of revenue, for Q4 of fiscal 2013, compared with $6.6 million, or 10.0% of revenue, for Q4 of fiscal 2012.

For the full year fiscal 2013, non-GAAP operating income was 6.7% of revenue, compared with 7.4% of revenue for full year fiscal 2012.

Interest and Other Income (Expense), net

In Q4 of fiscal 2013, interest and other expense was $238,000 on a GAAP basis and $221,000 on a non-GAAP basis. This compares with interest and other expense of $28,000 on a GAAP and non-GAAP basis for Q4 of fiscal 2012.

Full year fiscal 2013 interest and other expense was $599,000 on a GAAP basis and $512,000 on a non-GAAP basis, compared with $213,000 and $68,000 on a GAAP and non-GAAP basis for the full year fiscal 2012, respectively. The increase in interest expense in 2013 over 2012 reflects the increased costs associated with our expanded line of credit arrangement.

Income Taxes

The following table outlines our income tax provision recorded and the resulting effective tax rates (in $000):

	GAAP		NON-GAAP
	Q4		Q4
	2013	2012	2013	2012
Tax (Benefit) Provision	$1,505	$(11,641)	$1,442	$2,260
Effective Tax Rate	28.8%	(17.9)%	27.9%	34.2%

	GAAP		NON-GAAP
	Full Year		Full Year
	2013	2012	2013	2012
Tax (Benefit) Provision	$6,683	$(5,180)	$6,439	$9,492
Effective Tax Rate	37.3%	(8.9)%	35.9%	48.4%

The lower non-GAAP effective tax rate for Q4 of fiscal 2013 compared with Q4 of fiscal 2012 reflects CRA’s increased profitability outside of North America during the fourth quarter of fiscal 2013.

Net Income

GAAP net income for Q4 of fiscal 2013 was $3.7 million, or $0.37 per diluted share, compared with a GAAP net loss of $53.5 million, or $5.33 per share, for Q4 of fiscal 2012. GAAP net loss for Q4 of fiscal 2012 included a net of tax, non-cash goodwill impairment charge of $57.8 million, a restructuring charge of $0.3 million and $0.2 million in NeuCo net income. Non-GAAP net income for Q4 of fiscal 2013 was $3.7 million, or $0.37 per diluted share, compared with $4.3 million, or $0.43 per diluted share, for Q4 of fiscal 2012.

GAAP net income for fiscal 2013 was $11.4 million, or $1.12 per diluted share, compared with a net loss of $53.0 million, or $5.21 per share, for fiscal 2012. GAAP results for fiscal 2012 included a net of tax restructuring charge of $5.8 million, a net of tax, non-cash goodwill impairment charge of $57.8 million and NeuCo net income of $0.4 million. Non-GAAP net income in fiscal 2013 was $11.5 million, or $1.13 per diluted share, compared with 2012 non-GAAP net income of $10.1 million, or $0.98 per diluted share.

Key Balance Sheet Metrics

Billed and unbilled receivables at December 28, 2013 were $82.1 million, compared with $77.3 million at December 29, 2012. Current liabilities at December 28, 2013 were $87.5 million, compared with $69.2 million at December 29, 2012.

Total DSOs in Q4 of fiscal 2013 were 94 days consisting of 65 days of billed and 29 days of unbilled. This is down from the 114 days reported in Q3 of fiscal 2013 consisting of 77 days of billed and 37 days of unbilled.

Cash and Cash Flow

Cash and cash equivalents increased to $51.3 million at December 28, 2013, compared with $17.9 million at September 28, 2013.

For the full year 2013, cash flow from operations was $18.4 million including Q4 cash flow from operations of $35.6 million. The improvement in our Q4 cash flow from operations was due to excellent collections and working capital management.

The recent increase in CRA’s use of forgivable loans to attract consultants increases the relevance of the Company’s cash flow measures. Accordingly, CRA includes the calculation of “Adjusted EBITDA” as a supplemental schedule to our earnings release. For Q4 of fiscal 2013, Adjusted EBITDA based on GAAP and non-GAAP results was $11.9 million and $11.9 million, respectively, or 15.8% and 16.0% of revenues, respectively. For Q4 of fiscal 2012, Adjusted EBITDA based on GAAP and non-GAAP results was $11.0 million and

$10.8 million, respectively, or 16.3% and 16.3% of revenues, respectively. For fiscal 2013, non-GAAP Adjusted EBITDA increased by 1.6 percentage points to 15.4% compared to 13.8% in fiscal 2012.

Our capital expenditures totaled approximately $0.3 million in Q4 of fiscal 2013, compared with $0.5 million in Q3 of fiscal 2013 and $0.9 million in Q4 of fiscal 2012.

CRA repurchased approximately 85,000 shares of common stock during the fourth quarter of fiscal 2013 for a total of approximately $1.6 million. In addition, our Board of Directors has expanded our stock repurchase program by authorizing $15.0 million for share repurchases in addition to the approximately $1.4 million remaining under our existing share repurchase program. Our Board of Directors has also authorized management to enter into a Rule10b5-1 plan on behalf of CRA. CRA expects that the plan, once effective, will be in place through the end of 2014. The plan will allow CRA to repurchase its shares at times when it otherwise might be prevented from doing so under insider trading laws or because of self-imposed blackout periods.

This concludes the prepared CFO remarks.

NON-GAAP FINANCIAL MEASURES

In addition to reporting its financial results in accordance with U.S. generally accepted accounting principles, or GAAP, the Company has also provided in these remarks non-GAAP revenue, non-GAAP gross margin, non-GAAP SG&A expenses, non-GAAP depreciation and amortization, non-GAAP operating income, non-GAAP interest and other income (expense), net, non-GAAP tax provision, non-GAAP net income, non-GAAP net income per diluted share, and EBITDA and Adjusted EBITDA on a GAAP and non-GAAP basis.  The Company believes the use of non-GAAP measures in addition to GAAP measures is an additional useful method for evaluating its results of operations.  The Company believes that presenting its financial results excluding certain restructuring costs, certain non-cash expenses, and NeuCo’s results is important to investors and management because it is more indicative of its ongoing operating results and financial condition.  These non-GAAP financial measures should be considered in conjunction with, but not as a substitute for, the financial information presented in accordance with GAAP, and the expected results calculated in accordance with GAAP and reconciliations to those expected results should be carefully evaluated.  The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.  Specifically, for the fourth quarter and full year fiscal 2013, the Company has excluded NeuCo’s results.  For the fourth quarter and full year fiscal 2012, the Company has excluded a non-cash goodwill impairment charge, certain restructuring costs, and NeuCo’s results.  In calculating “Adjusted EBITDA,” the Company has excluded the following non-cash expenses:  depreciation and amortization, share-based compensation expenses, and amortization of forgivable loans. The calculation of Adjusted EBITDA on a non-GAAP basis for the periods presented includes all of the adjustments generally applicable to that period as described above in this paragraph.

SAFE HARBOR STATEMENT

Statements in these prepared CFO remarks concerning the future business, operating results, tax rates, and financial condition of the Company, and statements using the terms “believes,” “expects,” “should,” “prospects,”  “opportunities,”  or similar expressions are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements are based upon management’s current expectations and are subject to a number of factors and uncertainties.  Information contained in these forward-looking statements is inherently uncertain and actual performance and results may differ materially due to many important factors.  Such factors that could cause actual performance or results to differ materially from any forward-looking statements made by the Company include, among others, the Company’s restructuring costs and attributable annual cost savings, changes in the Company’s effective tax rate, share dilution from the Company’s stock-based compensation, dependence on key personnel, attracting, recruiting and retaining qualified consultants, dependence on outside experts, utilization rates, completing acquisitions and factors related to its completed acquisitions, including integration of personnel, clients and offices, and unanticipated expenses and liabilities, the risk of impairment write downs to the Company’s intangible assets, including goodwill, if the Company’s enterprise value declines below certain levels, risks associated with acquisitions it may make in the future, risks inherent in international operations, the performance of NeuCo, changes in accounting standards, rules and regulations, changes in the law that affect the Company’s practice areas, management of new offices, the potential loss of clients, the ability of customers to terminate the Company’s engagements on short notice, dependence on the growth of the Company’s management consulting practice, the unpredictable nature of litigation-related projects, the ability of the Company to integrate successfully new consultants into its practice, the Company’s ability to collect on forgivable loans should any become due, general economic conditions, intense competition, risks inherent in litigation, and professional liability.  Further information on these and other potential factors that could affect the Company’s financial results is included in the Company’s filings with the Securities and Exchange Commission.  The Company cannot guarantee any future results, levels of activity, performance or achievement.  The Company undertakes no obligation to update any of its forward-looking statements after the date of these remarks.